UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

Pursuant to SECTION 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2007

Dyadic International, Inc.
(Exact name of small business issuer as specified in its charter)

Delaware	333-102629	45-0486747
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 Intracoastal Pointe Drive, Suite 404, Jupiter, Florida	33477
(Address of principal executive offices)	(Zip Code)

(561) 743-8333
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

The matters reported by Dyadic International, Inc. (the “Registrant”) in this Current Report on Form 8-K were previously announced by the Registrant in its press release dated April 24, 2007, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)           The Registrant has discovered potentially material operational and financial improprieties at its Hong Kong and mainland China operations following the recent death of the managing director of its Hong Kong operations. The Registrant’s audit committee, upon the advice of counsel, has initiated an independent investigation of the facts surrounding these improprieties.

On April 23, 2007, the Registrant’s board of directors, upon the recommendation of the audit committee, determined that the Registrant’s previously filed financial statements, including those contained in its Annual Reports on Form 10-KSB and Quarterly Reports on Form 10-QSB, as filed with the Securities and Exchange Commission (the “SEC”), should no longer be relied upon.

The Registrant’s authorized officers, on behalf of the audit committee, have discussed the matters disclosed in this Item 4.02 with Ernst & Young LLP, its independent registered public accounting firm, and are working with Ernst & Young LLP to address them.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment   of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)          On April 23, 2007, pending the completion of the investigation, the Registrant’s chief executive officer and chairman of its board of directors, Mark A. Emalfarb, took a leave of absence from all of his positions and offices with the Registrant, as well as from his position as a member and chairman of the board.

(c)          Accordingly, on April 23, 2007, the Registrant’s board of directors, upon the recommendation of the audit committee, took the following personnel actions:

•	Wayne Moor, the Registrant’s chief financial officer, was appointed as the Registrant’s Chief Executive Officer on an interim basis during the pendency of the investigation;

•
Dr. Glenn E. Nedwin, the Registrant’s chief scientific officer and a member of the board of directors, was appointed to serve also as the Registrant’s President on an interim basis during the pendency of the investigation; and

•
Lisa M. De La Pointe, the Registrant’s director of financial reporting, was appointed to serve also as the Registrant’s Chief Financial Officer on an interim basis during the pendency of the investigation.

The Registrant is a party to employment agreements with Mr. Moor and Dr. Nedwin, the material terms of which agreements are described in the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2006, as filed with the SEC, which descriptions are incorporated herein by reference. The business experience of Mr. Moor, 55, and Dr. Nedwin, 51, during the past five years is set forth in such Annual Report on Form 10-KSB and is incorporated herein by reference.

                Ms. De La Pointe, 39, has served as the Registrant’s director of financial reporting since March 2005, and before that she served as the chief financial officer of Puradyn Filter Technologies Incorporated from March 2002 until March 2005.

Item 8.01. Other Events.

As a result of the improprieties mentioned above, the Registrant will not be in a position to make a timely filing with the SEC of its Quarterly Report on Form 10-QSB for the quarter ended March 31, 2007, nor will it be in a position to announce its operational and financial results for the quarter. The Registrant expects to file the Quarterly Report as soon as practicable.

The Registrant is in discussions with the American Stock Exchange regarding the continued listing of its shares; however, it anticipates that the Exchange may, in accordance with its rules, initiate delisting proceedings against the Registrant. Furthermore, the Registrant has been notified by the Exchange that the trading in its shares will continue to be halted until such time as additional information regarding these matters is publicly available.

Item 9.01. Financial Statements and Exhibits.

(c) The following exhibit is filed with this report:

Exhibit Number	Description of Exhibit
99.1	Press Release of Dyadic International, Inc. dated April 24, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYADIC INTERNATIONAL, INC.

Date: April 25, 2007    By:  /s/ Lisa M. De La Pointe___
Name: Lisa M. De La Pointe
Title:	Interim Chief Financial Officer